Exhibit 5.1

Conyers Dill & Pearman

ATTORNEYS AT LAW

CRICKET SQUARE, HUTCHINS DRIVE, PO BOX 2681 GRAND CAYMAN KY1-1111. CAYMAN ISLANDS

TEL: (345) 945 3901 FAX: (345) 945 3902 EMAIL: CAYMAN@CONYERSDILLANDPEARMAN.COM

WWW.CONYERSDILLANDPEARMAN.COM

20 June, 2008

Gushan Environmental Energy Limited	DIRECT LINE:	2842 9530
No. 37, Golden Pond Road	E-MAIL:	Richard.Hall@conyersdillandpearman.com
Golden Mountain Industrial District	OUR REF:	RH/M#872370(D#269396)
Fuzhou City	YOUR REF:
Fujian Province
People’s Republic of China

Dear Sirs,

Gushan Environmental Energy Limited (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the offer and sale of a certain number of ordinary shares par value HK$0.00001 each of the Company (the “Follow-on IPO Shares”), in the form of American Depositary Shares representing ordinary shares issued by the Company, by certain selling shareholder(s) of the Company as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended (the “Registration Statement” which term does not include any exhibits thereto) filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement on Form F-1 (as amended) to be filed by the Company under the Securities Act with the Commission on or about the date of this opinion; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 23 May, 2006, issued in favour of the Company, (3) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 20 May 2008 (the “Certificate Date”), (4) resolutions in writing of all the directors of the Company dated 27 May 2008 (the “Minutes”) and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Bermuda   British Virgin Islands   Cayman Islands   Dubai   Hong Kong   London   Singapore

Advising on the jurisdictions of Bermuda, British Virgin Islands and Cayman Islands

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Conyers Dill & Pearman

Gushan Environmental Energy Limited

20 June 2008

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (iii) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, and (iv) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purpose of the filing of the Registration Statement and the offering of the Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:-

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands governmental authority or to pay any Cayman Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The Follow-on IPO Shares have been duly authorized, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation - Cayman Islands taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

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Conyers Dill & Pearman

Gushan Environmental Energy Limited

20 June 2008

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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